UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	03-0606420
(State of incorporation or organization)	(IRS Employer Identification No.)

21751 W. Eleven Mile Road Suite 208 Southfield, Michigan	48706
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

Name of each exchange on which

to be so registered

each class is to be registered

_______________None________________

__________________________________

____________________________________

__________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-145316 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock $.0001

ITEM 1.  DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in Registrant's prospectus, which constitutes a part of Registrant's Registration Statement on Form S-1 (File No. 333-145316), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein.

ITEM 2.  EXHIBITS

The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement as filed with the Securities and Exchange Commission, SEC File No. 333-145316 on August 10, 2007 as the same may subsequently be amended.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.

Document Description

3.1

Certificate of Incorporation

3.2

Bylaws

4.1

Specimen Common Stock Certificate

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 3, 2009	DIVERSIFIED RESTAURANT HOLDINGS, INC.

By: /s/ Michael Ansley
Michael Ansley, President

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